EXHIBIT A
                             (AS OF APRIL 7, 2016)


FUND                                                         EFFECTIVE DATE

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First Trust Global Tactical Commodity Strategy Fund          September 16, 2013

First Trust Alternative Absolute Return Strategy ETF         April 12, 2016